As filed with the U.S. Securities and Exchange Commission on July 27, 2017
Registration No. 333-

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRITEO S.A.
(Exact name of registrant as specified in its charter)
France	Not applicable
(State of incorporation or organization)	(I.R.S. employer identification No.)
32 rue Blanche
75009 Paris, France
Tel: +33 1 40 40 22 90
(Address of principal executive offices including zip code)

2016 Stock Option Plan
Amended and Restated 2015 Performance-Based Free Share Plan
Amended and Restated 2015 Time-Based Free Share Plan
BSA Subscription Plan
(Full title of the plans)

National Registered Agents, Inc.
160 Greentree Dr., Suite 101
Dover, DE 19904
Tel: (302) 674-4089
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:
Martha E. McGarry Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Renaud Bonnet Jones Day 2 rue Saint-Florentin 75001 Paris, France +33 1 5659-3939	Nicole Kelsey General Counsel Criteo S.A. 32 rue Blanche 75009 Paris, France Tel : +33 1 40 40 22 90
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Ordinary Shares, €0.025 par value per share (1)	4,600,000	$49.70	$228,620,000	$26,497.06
Option, Warrants and Rights to Purchase Ordinary Shares	4,600,000	N/A	N/A	N/A

(1)
These shares may be represented by American Depositary Shares, or ADS, of Criteo S.A. (the "Registrant"). Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-191715).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant that become issuable under the Registrant's 2016 Stock Option Plan, Amended and Restated 2015 Time-Based Free Share Plan, Amended and Restated 2015 Performance-Based Free Share Plan or the BSA Subscription Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and based upon the price of $49.70 per ADS, which was the average of the high and low prices of the ADSs as reported on Nasdaq for July 21, 2017.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering additional Ordinary Shares and Option, Warrants and Rights to Purchase Ordinary Shares of Criteo S.A. reserved for issuance under the Registrant's 2016 Stock Option Plan, Amended and Restated 2015 Performance-Based Free Share Plan, Amended and Restated 2015 Time-Based Free Share Plan and BSA Subscription Plan. These additional Ordinary Shares and Option, Warrants and Rights to Purchase Ordinary Shares are additional securities of the same classes as other securities for which an original registration statement (File No. 333-212722) on Form S-8 was filed with the U.S. Securities and Exchange Commission (the "Commission") on July 28, 2016.  Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.
PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 1, 2017;
(b) The Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2017 (other than information in such Definitive Proxy Statement that is not specifically incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2016);
(c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Commission on May 10, 2017;
(d) The Registrant's Current Reports on Form 8-K, and amendments thereto, filed with the Commission on March 30, 2017 and June 29, 2017; and
(e) The description of the Registrant's Ordinary Shares and American Depositary Shares contained in the Registrant's Registration Statement on Form 8-A filed on October 25, 2013 (File No. 001-36153) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under French law, provisions of by-laws that limit the liability of directors and officers are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided, generally speaking, that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance. Indemnification agreements in favor of directors and officers are also subject to constraints and limitations under French law.
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We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act, and we have entered into agreements with certain of our directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under French law, these agreements provide for indemnification for damages and expenses including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in his or her capacity as a director and/or executive officer of the company.
These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these agreements.
Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their respective capacities as members of our board of directors.
ITEM 8. EXHIBITS
The following exhibits are filed herewith:
Exhibit Number		Description
4.1	(1)	Updated By-laws of the Registrant (English translation)

5.1		Opinion of Jones Day

23.1		Consent of Deloitte & Associés

23.2		Consent of Jones Day (included in Exhibit 5.1)

24.1		Power of Attorney of each of the directors of the Registrant and the principal executive, financial and accounting officers of the Registrant (included on the signature page of this Form S-8).

99.1	(2)	2016 Stock Option Plan (including form of Stock Option Grant Agreement and Exercise Notice) (English Translation)

99.2	(3)	Amended and Restated 2015 Performance-Based Free Share Plan (including form of Allocation Letter) (English translation)

99.3		Amended and Restated 2015 Time-Based Free Share Plan (including form of Allocation Letter) (English translation)

99.4	(4)	Summary of BSA Terms and Conditions

99.5	(5)	Form of BSA Grant Document (English Translation)

(1)	Filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on June 29, 2017, and incorporated herein by reference.
(2)	Filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on June 30, 2016, and incorporated herein by reference.
(3)	Filed as Exhibit 10.3 to the Registrant's Current Report on Form 8-K, filed with the Commission on June 30, 2016, and incorporated herein by reference.
(4)	Filed as Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 29, 2016, and incorporated herein by reference.
(5)	Filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 1, 2017, and incorporated herein by reference.

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ITEM 9. UNDERTAKINGS
1. The undersigned Registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)  To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on July 27, 2017.

CRITEO S.A.

By:	/s/ Eric Eichmann
Name: Eric Eichmann
Title: Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned directors and/or officers of Criteo S.A., hereby severally constitute and appoint Eric Eichmann and Benoit Fouilland, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below any and all pre-effective and post-effective amendments to this registration statement on Form S-8, under the Securities Act of 1933, as amended, new registration statements pursuant to General Instruction E of Form S-8 pertaining to the registration of additional securities and post-effective amendments thereto, and any and all other documents in connection therewith to be filed with the U.S. Securities and Exchange Commission, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 27, 2017.
Signature	Title

/s/ Eric Eichmann	Chief Executive Officer and Director
Eric Eichmann	(Principal Executive Officer)

/s/ Benoit Fouilland	Chief Financial Officer
Benoit Fouilland	(Principal Financial and Accounting Officer)

/s/ Jean-Baptiste Rudelle	Executive Chairman
Jean-Baptiste Rudelle

/s/ Nathalie Balla	Director
Nathalie Balla

/s/ Edmond Mesrobian	Director
Edmond Mesrobian

/s/ Hubert de Pesquidoux	Director
Hubert de Pesquidoux

/s/ Rachel Picard	Director
Rachel Picard

/s/ Sharon Fox Spielman	Director
Sharon Fox Spielman

/s/ James Warner	Director
James Warner

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the undersigned as the duly authorized representative in the United States of Criteo S.A. in Paris, France on July 27, 2017.

CRITEO CORP.

By:	/s/ Jean-Baptiste Rudelle
Name: Jean-Baptiste Rudelle
Title: President & CEO

EXHIBIT INDEX
Exhibit Number		Description
4.1	(1)	Updated By-laws of the Registrant (English translation)

5.1		Opinion of Jones Day

23.1		Consent of Deloitte & Associés

23.2		Consent of Jones Day (included in Exhibit 5.1)

24.1		Power of Attorney of each of the directors of the Registrant and the principal executive, financial and accounting officers of the Registrant (included on the signature page of this Form S-8).

99.1	(2)	2016 Stock Option Plan (including form of Stock Option Grant Agreement and Exercise Notice) (English Translation)

99.2	(3)	Amended and Restated 2015 Performance-Based Free Share Plan (including form of Allocation Letter) (English translation)

99.3		Amended and Restated 2015 Time-Based Free Share Plan (including form of Allocation Letter) (English translation)

99.4	(4)	Summary of BSA Terms and Conditions

99.5	(5)	Form of BSA Grant Document (English Translation)

(1)	Filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on June 29, 2017, and incorporated herein by reference.
(2)	Filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on June 30, 2016, and incorporated herein by reference.
(3)	Filed as Exhibit 10.3 to the Registrant's Current Report on Form 8-K, filed with the Commission on June 30, 2016, and incorporated herein by reference.
(4)	Filed as Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 29, 2016, and incorporated herein by reference.
(5)	Filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 1, 2017, and incorporated herein by reference.